  As filed with the Securities and Exchange Commission on February 14, 2000
                                                    Registration No. 333-_______
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            -----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                            -----------------------

                                 ODETICS, INC.
            (Exact name of registrant as specified in its charter)

           Delaware                                       95-2588496
  (State or other jurisdiction                 (IRS Employer Identification No.)
of incorporation or organization)

         1515 South Manchester Avenue, Anaheim, California  92802-2907
              (Address of principal executive offices) (Zip Code)

                           ------------------------

                    ODETICS, INC. 1997 STOCK INCENTIVE PLAN

                            -----------------------

                           (Full title of the Plan)

                            -----------------------

                               GREGORY A. MINER
                            Chief Financial Officer
                                 Odetics, Inc.
                         1515 South Manchester Avenue
                          Anaheim, California  92802
                    (Name and address of agent for service)
                                (714) 774-5000
         (Telephone number, including area code, of agent for service)

                           ------------------------
                        CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                Amount           Proposed Maximum     Proposed Maximum
          Title of Securities                     to be         Offering Price           Aggregate          Amount of
           to be Registered                    Registered(1)      per Share           Offering Price      Registration Fee
--------------------------------------------------------------------------------------------------------------------------------
Odetics, Inc.
1997 Stock Incentive Plan
    Class A Common Stock, $0.10 par value      400,000 shares     $ 18.1875(2)        $7,275,000(2)              $1,920.60
--------------------------------------------------------------------------------------------------------------------------------
Total                                                                                                            $1,920.60
=============================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Class A Common Stock which become issuable under the 1997 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Class A Common Stock of Odetics, Inc.

(2) Calculated solely for the purpose of this offering under Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act") on the basis of the high and low selling prices per share of Class A Common Stock of Odetics, Inc. on February 8, 2000, as reported on the Nasdaq National Market.

                                    PART II

              Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference
        ---------------------------------------

             Odetics, Inc. hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission:

        (a) Our Annual Report on Form 10-K, as amended, for the fiscal year ended March 31, 1999;

        (b) Our Quarterly Report on Form 10-Q for the fiscal quarters ended June 30, 1999 and September 30, 1999;

        (c) Our definitive proxy statement filed with the Securities and Exchange Commission on July 29, 1999 in connection with our 1999 annual meeting of stockholders;

        (d)  Our Current Report on Form 8-K filed with the SEC on July 8, 1999;

        (e) The description of our Class A common stock contained in our registration statement on Form 8-A filed with the Securities and Exchange Commission on October 14, 1987 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such; and

        (f) The description of our preferred stock purchase rights contained in our registration statement on Form 8-A filed with the Securities and Exchange Commission on May 1, 1998 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such

             All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities
        -------------------------

             Not Applicable.

Item 5. Interests of Named Experts and Counsel
        --------------------------------------

             Not Applicable.

Item 6. Indemnification of Directors and Officers
        -----------------------------------------

             The Certificate of Incorporation of Odetics, Inc. limits, to the fullest extent permitted by law, the liability of its directors to Odetics and its stockholders for monetary damages for breach of the directors' fiduciary duty. This provision is intended to afford the Registrant's directors the benefit of the Delaware General Corporation Law (the "Delaware Law"), which Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for (i) any breach of their duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the director derives an improper personal benefit.

             The Certificate of Incorporation and Bylaws of Odetics, Inc. requires indemnification of its directors and officers to the maximum extent permitted by Delaware Law. Section 145 of the Delaware General Corporation Law authorizes indemnification by a Delaware corporation when a person is made a party to any proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or was serving as a director, officer, employee or agent of another enterprise, at the request of the corporation, and if such person acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. With respect to any criminal proceeding, such person must have had no reasonable cause to believe that his or her conduct was unlawful. If it is determined that the conduct of such person meets these standards, he or she may be indemnified for expenses incurred and amounts paid in such proceeding (including attorneys' fees) if actually and reasonably incurred by him or her in connection therewith. If such a proceeding is brought by or on behalf of Odetics, such person may be indemnified against expenses actually and reasonably incurred if he or she acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of Odetics. There can be no indemnification with respect to any matter as to which such person is adjudged to be liable to Odetics; however, a court may, even in such case, allow such indemnification to such person for such expenses as the court deems proper. Where such person is successful in any such proceeding, he or she is entitled to be indemnified against expenses actually and reasonably incurred by him or her. In all other cases, indemnification is made by Odetics upon determination by it that indemnification of such person is proper because such person has met the applicable standard of conduct.

             Odetics has also entered into contractual arrangements with its directors and officers pursuant to which such persons may be entitled to indemnity from the Registrant against certain liabilities arising from the discharge of their duties in such capacities.

             Odetics maintains an errors and omissions liability policy for the benefit of its officers and directors, which may cover certain liabilities of such individuals to Odetics and its stockholders.

Item 7. Exemption from Registration Claimed
        -----------------------------------

             Not Applicable.

Item 8. Exhibits
        --------

Exhibit Number   Exhibit
--------------   -------

  4.1 Instruments Defining the Rights of Stockholders. Reference is made to Odetics' Registration Statement No. 001-08762 on Form 8-A, together with the amendments and exhibits thereto, which is incorporated herein by reference pursuant to Item 3(e).
  5.1            Opinion and consent of Brobeck, Phleger & Harrison LLP.
 23.1            Consent of Ernst & Young LLP, Independent Auditors.
 23.2            Consent of Brobeck, Phleger & Harrison LLP is contained in
                 Exhibit 5.1.
 24.1 Power of Attorney. Reference is made to page II-5 of this Registration Statement.
 99.1            Amended and Restated Odetics, Inc. 1997 Stock Incentive Plan.
 99.2            Form of Notice of Grant of Stock Option.
 99.3            Form of Stock Option Agreement.
 99.4 Form of Addendum to Stock Option Agreement (Involuntary Termination Following Corporate Transaction/Change in Control).
 99.5 Form of Addendum to Stock Option Agreement (Limited Stock Appreciation Rights)
 99.6            Form of Stock Issuance Agreement.
 99.7 Form of Addendum to Stock Issuance Agreement (Involuntary Termination Following Corporate Transaction/Change in Control).
 99.8            Form of Notice of Grant of Automatic Stock Option (Initial
                 Grant).
 99.9            Form of Notice of Grant of Automatic Stock Option (Annual
                 Grant)
 99.10           Form of Automatic Stock Option Agreement.


Item 9. Undertakings
        ------------

             A. The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the 1997 Stock Incentive Plan.

             B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions summarized in Item 6 above, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Anaheim, California, on this 11th day of February, 2000.

                                        ODETICS, INC.

                                        By: /s/ Joel Slutzky,
                                            ------------------------------------
                                                Joel Slutzky,
                                                Chairman of the Board and Chief
                                                Executive Officer

                               POWER OF ATTORNEY

             KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Odetics, Inc., a Delaware corporation, do hereby constitute and appoint Joel Slutzky and Gregory A. Miner and each of them, their lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

             IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                      Title                       Date
       ---------                      -----                       ----


/s/ Joel Slutzky           Chief Executive Officer and
----------------------     Chairman of the Board
Joel Slutzky               (Principal Executive Officer)      February 11, 2000



/s/ Gregory A. Miner       Chief Operating Officer, Chief
----------------------     Financial Officer and Vice         February 11, 2000
Gregory A. Miner           President Finance (Principal
                           Financial and Accounting
                           Officer)

/s/ Kevin C. Daly, Ph.D.
------------------------   Director                           February 11, 2000
Kevin C. Daly, Ph.D.

/s/ Crandall Gudmundson
------------------------   Director                           February 11, 2000
Crandall Gudmundson


------------------------   Director
Ralph R. Mickelson


------------------------   Director
John Seazholtz

/s/ Jerry F. Muench
------------------------   Director                           February 11, 2000
Jerry F. Muench


------------------------   Director
Thomas Thomas


------------------------   Director
Paul E. Wright

                      SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549


                                   EXHIBITS

                                      TO

                                   FORM S-8

                                     UNDER

                            SECURITIES ACT OF 1933


                                 ODETICS, INC.

                                 EXHIBIT INDEX

Exhibit Number  Exhibit
--------------  -------

  4.1 Instruments Defining the Rights of Stockholders. Reference is made to Odetics' Registration Statement No. 001-08762 on Form 8-A, together with the amendments and exhibits thereto, which is incorporated herein by reference pursuant to Item 3(e).
  5.1           Opinion and consent of Brobeck, Phleger & Harrison LLP.
 23.1           Consent of Ernst & Young LLP, Independent Auditors.
 23.2           Consent of Brobeck, Phleger & Harrison LLP is contained in
                Exhibit 5.1.
 24.1 Power of Attorney. Reference is made to page II-5 of this Registration Statement.
 99.1           Amended and Restated Odetics, Inc. 1997 Stock Incentive Plan.
 99.2           Form of Notice of Grant of Stock Option.
 99.3           Form of Stock Option Agreement.
 99.4           Form of Addendum to Stock Option Agreement (Involuntary
                Termination
                Following Corporate Transaction/Change in Control).
 99.5 Form of Addendum to Stock Option Agreement (Limited Stock Appreciation Rights
 99.6           Form of Stock Issuance Agreement.
 99.7           Form of Addendum to Stock Issuance Agreement (Involuntary
                Termination
                Following Corporate Transaction/Change in Control).
 99.8           Form of Notice of Grant of Automatic Stock Option (Initial
                Grant).
 99.9           Form of Notice of Grant of Automatic Stock Option (Annual
                Grant).
 99.10          Form of Automatic Stock Option Agreement.